Exhibit 99.1

EDITORIAL CONTACTS:

Tami Casey

Imperva

tami.casey@imperva.com

Lucy Harvey

Eskenzi PR

imperva@eskenzipr.com

Imperva to Sell Skyfence Product Line to Forcepoint

Redwood Shores, Calif. – February 8, 2017 – Imperva, Inc. (NASDAQ: IMPV) today announced it has agreed to sell its Skyfence technology and service to Forcepoint. The transaction is subject to customary closing conditions and is expected to be complete during the first quarter of 2017.

“The Skyfence solution provides an ideal complement to Forcepoint’s security solutions. We are confident that Forcepoint will continue investing in the Skyfence technology and nurture Skyfence customers as we have done,” said Anthony Bettencourt, president, chief executive officer and chairman of the board of Imperva. “This move will allow us to focus on our core business of helping customers protect critical data and applications.”

“Forcepoint is dedicated to delivering cybersecurity systems that help customers protect critical business data wherever it resides,” said Matthew P. Moynahan, chief executive officer of Forcepoint. “Since partnering with Imperva nearly two years ago, we’ve had the opportunity to see first-hand the power of the Skyfence technology – and how well it complements Forcepoint’s web security and DLP solutions. I’m confident that integrating Skyfence into Forcepoint’s portfolio will provide significant value to customers as they seek to secure IP and other data within an on-premises infrastructure, as well as public cloud environments. We’re thrilled to welcome the Skyfence team to Team Forcepoint.”

The Skyfence solution is a cloud access security broker that provides visibility and control over sanctioned and unsanctioned cloud applications. Skyfence customer support will be transitioned to Forcepoint upon close of the transaction. Imperva will continue to support integration with Skyfence via its CounterBreach and ThreatRadar solutions.

Forward Looking Statements

This press release contains forward-looking statements, including without limitation those regarding the expected timing of the completion of the transaction; and the ability to complete the transaction considering the various closing conditions; the anticipated benefits to Imperva and Forcepoint of the contemplated sale of the Skyfence technology and service; Imperva’s intention to focus in the future on its core business of helping customers protect critical data and applications and expectations regarding the future of Skyfence technology and customers; Forcepoint’s belief that Skyfence technology will complement its web security and DLP solutions; Forcepoint’s belief that integrating Skyfence into Forcepoint’s portfolio will provide significant value to customers as they seek to secure IP and other data within on-premise infrastructure, as well as public cloud environments; and Imperva’s intent to continue to support integration with Skyfence via its CounterBreach and ThreatRadar solutions. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that closing conditions may not be satisfied, including a number that are beyond either company’s control, the risk that Forcepoint will be unable to successfully integrate the Skyfence technology and service or achieve the anticipated benefits of such integration, the risk that Forcepoint will have difficulty retaining key employees of the Skyfence business; the risk that Skyfence’s development expenses are greater than anticipated; the risk that Imperva’s narrowed focus will not result in expected improvements in its business of helping customers protect critical data and applications, the risk that Imperva may not continue to support integration with Skyfence via its CounterBreach and ThreatRadar solutions due to changed market conditions, business focus or other factors; and other risks detailed under the caption “Risk Factors” in Imperva’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on November 4, 2016, the risks detailed under the caption “Risk Factors” in Raytheon’s Annual Report on Form 10-K filed with the SEC on February 10, 2016 and each company’s other SEC filings. You can obtain copies of either company’s SEC filings on the SEC’s website at www.sec.gov. The foregoing information represents each company’s respective outlook only as of the date of this press release, and neither Imperva nor Forecepoint undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva® (NASDAQ: IMPV) is a leading provider of cyber security solutions that protect business-critical data and applications. The company’s SecureSphere, CounterBreach, Camouflage and Incapsula product lines enable organizations to discover assets and risks, protect information wherever it lives – in the cloud and on-premises – and comply with regulations. The Imperva Defense Center, a research team comprised of some of the world’s leading experts in data and application security, continually enhances Imperva products with up-to-the-minute threat intelligence, and publishes reports that provide insight and guidance on the latest threats and how to mitigate them. Imperva is headquartered in Redwood Shores, California. Learn more: www.imperva.com, our blog, on Twitter.

© 2017 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, CounterBreach, Incapsula, SecureSphere, Skyfence, ThreatRadar and Camouflage and design are trademarks of Imperva, Inc. and its subsidiaries.

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